UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 22, 2018

Date of Report (Date of earliest event reported)

Grand Canyon Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 W. Camelback Road Phoenix, Arizona		85017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 639-7500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

Grand Canyon Education, Inc. (the “Company”) operates Grand Canyon University (“GCU”), a comprehensive regionally accredited university that offers over 225 graduate and undergraduate degree programs, emphases and certificates across nine colleges both online and on ground at our over 275 acre campus in Phoenix, Arizona. GCU is accredited by The Higher Learning Commission (the “HLC”).

Entry into Letter of Intent

As previously disclosed, the Company has been in discussions regarding a proposed transaction (the “Proposed Transaction”) with Gazelle University, an Arizona non-profit corporation (“New GCU”). For additional information about the Proposed Transaction, please see our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2018 and our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 21, 2018.

On February 22, 2018, the Company entered into a non-binding letter of intent with New GCU. Under the terms of the letter of intent:

•	The Company would transfer to New GCU the real property and improvements comprising the GCU campus as well as tangible and intangible academic and related operations and assets sufficient for New GCU to achieve status as an HLC-accredited institution, and New GCU would also assume liabilities related to such transferred assets. The purchase price for the transferred assets would be the sum of (a) an amount for the tangible acquired assets, which amount will be finally determined by negotiation following receipt of appraisals, as updated through the close of the transaction, which we anticipate will approximate the book value of such assets, and (b) an amount for the intangible acquired assets equal to $1.00. It is currently anticipated that the purchase price would be approximately $825.0 million to $875.0 million depending upon the timing of the closing.

•	The purchase price would be paid in the form of a seven-year senior secured note subject to customary commercial credit terms and secured by all of the assets of New GCU. The credit agreement governing the senior secured note would provide for interest only payments, with all principal and accrued and unpaid interest due at maturity. It is currently anticipated that the annual interest rate on the senior secured note would be approximately 6.0%.

•	GCU’s current faculty, academic leadership and related staff would become employed by New GCU and New GCU would be governed by a board of trustees comprised of the persons who currently serve on the institutional board of trustees of GCU. The Company would retain all other employees and assets necessary to perform the third-party services contemplated by the Proposed Transaction, including an office complex where most services-related personnel are currently located.

•	The Company and New GCU would enter into a long-term master services agreement pursuant to which the Company would provide identified technological, marketing, promotional, financial aid and other support services to New GCU in return for an agreed upon share of New GCU’s tuition and fee revenue. The master services agreement would have an initial term of fifteen years, subject to renewal options, although New GCU would have the right to terminate the agreement early after the later of seven (7) years or the payment in full of the senior secured note. If New GCU were to terminate the master services agreement early, after the later of seven (7) years or the payment in full of the senior secured note, then New GCU would be required to pay the Company a termination fee equal to 100% of the fees paid in the trailing 12 month period. If the master services agreement were not renewed after the initial fifteen year term, New GCU would be required to pay the Company a non-renewal fee equal to 50% of the fees paid in the trailing 12 month period. The revenue share between the two entities remains subject to completion of a transfer pricing study and subsequent negotiation, but it is currently anticipated that New GCU’s revenue from tuition and fees, room and board, and certain other sources will be shared approximately 60% in favor of the Company and 40% in favor of New GCU. The ultimate revenue share will reflect a blended rate, with certain services reflecting a higher share in favor of the Company and certain other services reflecting a lower share. The revenue share percentage, along with the other terms of the master services agreement, would be comparable to other services agreements currently in the marketplace.

GCU filed an application for approval of the Proposed Transaction with the HLC in December 2017. While we believe that the application was addressed by the HLC at its most recent board meeting in February 2018, we have not been informed as to whether the application was approved and, if approved, as to the terms or conditions of any such approval. Consummation of the Proposed Transaction remains subject to such approval (and the satisfaction of any conditions stated therein); the completion, execution and delivery of definitive agreements; and the satisfaction of any and all other conditions to closing set forth in the definitive documents.

No assurance can be given that the HLC will approve the application, that the parties will agree on the final key terms of the Proposed Transaction, or that the Proposed Transaction will be consummated. In addition, the Company and GCU are continuing to review various federal and state regulatory issues that could impact the viability of the Proposed Transaction. That review is not completed at this time. The Company does not expect to execute any definitive agreements until these issues have been resolved and any necessary regulatory approvals have been received.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” including statements relating to the proposed transaction discussed above. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual events to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: the failure of the Proposed Transaction to be approved by the HLC or any of our other regulators or accreditors or to satisfy any conditions set forth in any such approvals; the failure of the Company and New GCU to reach agreement on key terms of the Proposed Transaction and to execute definitive agreements; the possibility that any or all of the various conditions to the consummation of the Proposed Transaction that may be set forth in definitive agreements may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of any definitive agreement once executed; the effect of the announcement or pendency of the Proposed Transaction on the Company’s ability to retain and hire key personnel or its operating results and business generally; risks related to diverting management’s attention from the Company’s ongoing business operations; the risk that stockholder litigation in connection with the Proposed Transaction may result in significant costs of defense, indemnification and liability; and other factors discussed in the Company’s reports on file with the Securities and Exchange Commission. Factors or events that could affect the transactions contemplated herein or cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.

Date: February 26, 2018	By:	/s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)